Exhibit 3.26

BYLAWS

OF

FOOTE CHILE HOLDING COMPANY

ARTICLE I

STOCKHOLDERS

Section 1.1                                   Annual Meetings.

The regular annual meeting of the Stockholders of the corporation shall be held at the principal office of the corporation or at such other place, within or outside the United States of America, as may be determined by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

Section 1.2                                   Special Meetings

Special meetings of the Stockholders may be called unless otherwise proscribed by statute for any purpose by any Officer or by the Board of Directors, and shall be called by the Secretary at the request of the holders of not less than one hundred (100%) percent of all the outstanding shares of the corporation entitled to vote at the meeting; to be held at the principal office of the corporation or at such other place within or outside the United States of America, as may be designated in the notice of meeting.

Section 1.3                                   Notice of Meetings; Waiver of Notice.

Except as hereinafter in this Section provided, written or printed notice, stating the place, day and hour of holding every regular annual and every special meeting of the Stockholders shall be mailed by the Secretary or an Assistant Secretary of the corporation in a postage prepaid envelope, not less than ten days before such meeting, to each person who then appears on the books of the corporation as a Stockholder, addressed to his last known post office address as it appears on such books. The notice of every special meeting, besides stating the time and place of such meeting, shall state briefly the objects thereof, and no business other than that specified in such notice or germane thereto shall be transacted at the meeting, except with the written consent of all the Stockholders of the corporation entitled to vote thereat, which consent may be given either before or after such meeting. Notice of any meeting of Stockholders shall not be required to be given to any Stockholder who shall attend such meeting in person or by proxy, or who shall waive notice thereof in writing, or by telegraph, cable, telefax, in person or by attorney thereunto duly authorized, either before or after the time of holding such meeting. Notice of any adjourned meeting need not be given.

Section 1.4                                  Quorum.

At all meetings of the Stockholders of the corporation, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum a majority in voting interest of those present, or if no stockholders are present, any officer entitled to preside at or to act as Secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 3 of this Article I.

Section 1.5                                   Voting; Proxies.

Each Stockholder of record shall be entitled to one vote for every share registered in his name. Action to be taken by Stockholder vote, including the election of Directors, shall be authorized by a majority of the votes cast at a meeting of Stockholders, except as otherwise provided by law or by Section 7 of this Article. Directors shall be elected in the manner provided in Sections 3 and 4 of Article III. Voting need not be by ballot unless requested by a Stockholder at the meeting or ordered by the Officer presiding at the meeting; however, all elections of Directors shall be by written ballot, unless otherwise provided in the certificate of incorporation. Each Stockholder entitled to vote at any meeting of Stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the Stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

Section 1.6                                  List of Stockholders

Not less than 10 days prior to the date of any meeting of Stockholders, the Secretary of the corporation shall prepare a complete list of Stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any Stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (i) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (ii) if not so specified, at the place where the meeting is to be held. The list shall be available for inspection by stockholders at the time and place of the meeting.

Section 1.7                                  Action by Consent Without a Meeting.

Any action required or permitted to be taken at any meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or taken such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

ARTICLE II

OFFICES

Section 2.1                                  Offices.

The principal office of the corporation, and such other offices as it may establish, shall be located at such place or places, either within or without the State of Delaware, as may be designated by its Board of Directors.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1                                   General Powers.

Management and conduct of the affairs of the corporation shall be vested in and controlled by its Board of Directors.

Section 3.2                                   Number.

The number of members of the Board of Directors shall be fixed from time to time by the Board of Directors but shall not be less than one, provided, however, that no reduction in the number of Directors shall have the effect of shortening the term of any Director in office at the time such resolution becomes effective.

Section 3.3                                   Qualification.

Directors shall be elected at the annual meeting of Stockholders and the term of office of each director shall be until the next annual meeting of Stockholders and the election and qualification of his successor. Members of the Board of Directors of the corporation need not be residents of the State of Delaware and need not be Stockholders of the corporation.

Section 3.4                                   Termination of Office of a Director; Election of Successor or New Director.

The tenure of any Director of the corporation shall automatically terminate upon the effective date of his resignation submitted in writing to the Board of Directors, or upon his death, disqualification, or removal, which may be effected with or without cause by the holders of a majority of the shares then entitled to vote at an election of Directors. Upon the termination of office of any Director as specified in the preceding sentence, a successor to such Director may be elected by the affirmative vote of the Board of Directors (even if less than a quorum of the Board of Directors) to hold office until the next annual meeting of Stockholders and the election and qualification of a successor. In the event the number of Directors is increased, the additional Director(s) shall be elected by the Board of Directors to hold office until the election and qualification of a successor.

Section 3.5                                   First Meeting of the Board of Directors.

After each annual meeting of Stockholders, the newly elected Directors shall forthwith meet, without the necessity of notice, for the purpose of organization, the election of officers, and the transaction of other business.

Section 3.6                                   Regular Meetings.

Regular meetings of the Board of Directors are fixed and may be held without notice at the principal office of the corporation quarterly on the third Friday in March, June, September and December at 9:00 A.M., or at such other time and place, either within or without the United States of America, as the Board of Directors may provide by resolution, without other notice than such resolution. If less than a quorum is present at any meeting time and place, those present may adjourn from time to time until a quorum shall be present, but if there shall be no quorum prior to another regular meeting time, then such meetings of less than a quorum need not be recorded.

Section 3.7                                   Special Meetings.

Special meetings of the Board of Directors shall be held whenever called by any Officer, or, by one-third of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the United States of America, as the place for holding any special meeting. Unless otherwise specified in the notice thereof, any business may be transacted at a special meeting.

Section 3.8                                   Notice of Special Meetings.

The Secretary shall mail to each Director notice of any special meeting at least five days before the meeting, or shall telegraph, telefax or telephone such notice not later than two days before the meeting. When all Directors are present, any business may be transacted without any previous notice. Any Director may waive notice of any meeting.

Section 3.9                                   Quorum.

A majority of the total number of Directors, or half of the total number when the number of Directors then in office is even, shall constitute a quorum for the transaction of business, and a majority of those present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time, as provided in these bylaws.

Section 3.10                            Presider at Meetings.

At all meetings of the Board of Directors, an Officer, chosen by the Directors present, shall preside.

Section 3.11                            Action without Meeting.

Any action or decision required or permitted to be taken at a regular or special meeting of the Board of Directors may be taken or made without the convening of a formal meeting, if all members of the Board of Directors so consent thereto in writing and the writing or writings are filed in the minutes of the proceeding of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote, and may be described as such in any document executed by the corporation.

Section 3.12                            Telephone Meetings.

A member of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or video or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV

OTHER COMMITTEES

Section 4.1                                   Other Committees.

From time to time the Board of Directors may appoint other committees, and they shall have such powers as shall be specified in the resolution of appointment.

ARTICLE V

OFFICERS

Section 5.1                                   Elected Officers.

The Board of Directors shall elect the officers of the corporation, which shall include a President and a Secretary and may include a Chairman of the Board, one or more Vice Presidents (one or more of whom may be designated as Executive Vice Presidents, Senior Vice Presidents or by other designations), a General Counsel, a Treasurer, and Controller. A person may at the same time hold, exercise and perform the powers and duties of more than one executive officer position.

Section 5.2                                   Appointed Officers.

In addition to the elected officers, the Board of Directors may appoint one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers and such other offices or agents as the Board of Directors may from time to time deem necessary or desirable. All officers and agents shall perform the duties and exercise the powers usually incident to the offices or positions held by them, those prescribed by these bylaws, and those assigned to them from time to time by the Board of Directors or by the President.

Section 5.3                                   The Chairman of the Board.

The Chairman of the Board shall be a member of the Board of Directors. He shall preside at meetings of the Stockholders and of the Directors, and shall keep in close touch with the administration of the affairs of the corporation, shall advise and counsel with the President, and with other executives of the corporation and shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 5.4                                   The President.

The President shall be a member of the Board of Directors. He shall keep in close touch with the administration of the affairs of the corporation, shall advise and counsel with the Chairman of the Board of Directors and with other executives of the corporation. In the absence of the Chairman of the Board, he shall preside at meetings of the Stockholders and of the Directors. The President shall also be the Chief Executive Officer of the corporation and shall have general active supervision over the business and affairs of the corporation and over its officers, agents, and employees, subject, however, to the direction and control of the Board of Directors. As Chief Executive Officer, the President shall see that all orders and resolutions of the Board of Directors are carried into effect, and, in general, shall perform all duties incident to the position of Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board of Directors.

Section 5.5                                   The Executive Vice Presidents.

Each Executive Vice President shall keep in touch with the administration of the affairs of the corporation, shall advise and counsel with the Chairman of the Board and with the President and with other executives of the corporation, and shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, or the President.

Section 5.6                                   The Chief Financial Officers.

The Board of Directors may designate from time to time any officer to be the Chief Financial Officer. The Chief Financial Officer shall be responsible for supervising all fiscal and financial matters of the corporation including Tax, Treasury and Controlling activities. The Chief Financial Officer shall report to the President.

Section 5.7                                   The General Counsel.

The General Counsel shall have charge of all the legal affairs of the corporation and shall exercise supervision over its contract relations and shall report to the President.

Section 5.8                                   The Senior Vice Presidents.

Each Senior Vice President shall have such powers as may be conferred upon him by the Board of Directors, and shall perform such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, or the President.

Section 5.9                                   The Vice Presidents.

Each Vice President shall have such powers as may be conferred upon him by the Board of Directors, and shall perform such duties as from time to time may be assigned by him to the Board of Directors, the Chairman of the Board, or the President. In case an Assistant Vice President is appointed, the Vice President to whom the Assistant Vice President reports, may delegate to such Assistant Vice President the authority to perform such duties as the Vice President may determine.

Section 5.10                            The Secretary.

The Secretary shall keep the minutes of all meetings of the Stockholders and the Board of Directors in books provided for the purpose. He shall attend to the giving and serving of all notices for the corporation. He shall sign with the President, or a Vice President, such contracts as may require his signature, and shall in proper cases affix the seal of the corporation thereto. He shall have charge of the certificate books and such other books and papers as the Board of Directors may direct. He shall sign with the Chairman of the Board, the President, or a Vice President certificates of stock, and he shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors, and shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, or the President. In case an Assistant Secretary is appointed, such Assistant Secretary may, in his own name, perform any duty of the Secretary, when so requested by the Secretary, or in the absence of the Secretary, and may perform such duties as may be prescribed by the Board of Directors. In the absence of the Secretary and the Assistant Secretaries, minutes of any meetings may be kept by a Secretary pro tem, appointed for that purpose by the presiding officer.

Section 5.11                            The Treasurer.

The Treasurer shall have charge and custody of and be responsible for all the funds and securities of the corporation, and may invest the same in any securities as may be permitted by law; designate depositories in which all monies and other valuables to the credit of the corporation may be deposited; render to the Board of Directors, or any committee designated by the Board of Directors, whenever the Board of Directors or such committee may require, an account of all transactions as Treasurer; and in general perform all the duties of the office of Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board, the President, the officer of the corporation who may be designated Chief Finance Officer, and the Board of Directors. In case an Assistant Treasurer is appointed, the Treasurer may delegate to such Assistant Treasurer the authority to perform such duties as the Treasurer may determine.

Section 5.12                            The Controller.

The Controller shall be the principal accounting officer of the corporation; shall have charge of the corporation’s books of accounts, records and auditing, shall ensure that the necessary internal controls exist with the corporation to provide reasonable assurance that the corporation’s assets are safeguarded and that financial records are maintained and publicly disclosed in accordance with generally accepted accounting principles; and in general perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President, the officer of the corporation who may be designated Chief Finance Officer, and the Board of Directors. In case an Assistant Controller is appointed, the Controller may delegate to such Assistant Controller such duties as the Controller may determine.

Section 5.13                            Tenure of Officers; Removal.

All officers elected or appointed by the Board of Directors shall hold office until their successors are elected or appointed and qualified, or until their earlier resignation or removal. All such officers shall be subject to removal, with or without cause, at any time, by the affirmative vote of the Board of Directors.

ARTICLE VI

CERTIFICATE FOR SHARES; TRANSFERS

Section 6.1                                   Certificate for Shares.

Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor on such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 6.2                                   Transfer of Shares.

Transfer of shares of the corporation shall be made in the manner specified in the Uniform Commercial Code. The corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares, duly endorsed. The corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, the person or persons in whose name the certificate representing such shares stands according to the books of the corporation for all proper corporate purposes, including the voting of the shares represented by the certificate at a regular or special meeting of stockholders, and the issuance and payment of dividends on such shares.

ARTICLE VII

INDEMNIFICATION

Section 7.1                                   Right to Indemnification.

The corporation shall indemnify, defend and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative, investigative or other, including appeals (other than an action by, or in the right of, the corporation), by reason of the fact that such person was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except as provided in Section 2 of this Article VII, with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article VII shall be a contract right; and with respect to directors and officers shall include the right to be paid by the corporation expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that if required by law at the time of such payment, the payment of such expenses (including attorney’s fees) incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

Section 7.2                                   Right of Claimant to Bring Suit.

If a claim under Section 1 of this Article VII is not paid in full by the corporation within sixty days or, in cases of advances of expenses, twenty days, after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its Stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct. The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Article that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such proceeding that the corporation is bound by all the provisions of this Article.

Section 7.3                                   Nonexclusivity and Survival.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII: (i) shall apply to acts or omissions antedating the adoption of this bylaw, (ii) shall be severable, (iii) shall not be exclusive of other rights to which any director, officer or employee may now or hereafter be entitled, (iv) shall continue as to a person who has ceased to be such director, officer or employee and (v) shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

FISCAL YEAR

Section 8.1                                   Fiscal Year.

The fiscal year of the corporation shall run from October 1 to September 30 unless a different fiscal year shall be established by the Board of Directors.

ARTICLE IX

DIVIDENDS

Section 9.1                                   Dividends.

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law.

ARTICLE X

SEAL

Section 10.1                            Seal.

The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal”. The seal shall be stamped or affixed to such documents as may be prescribed by law or custom or by the Board of Directors.

ARTICLE XI

AMENDMENTS

Section 11.1                            Amendments.

Bylaws may be amended, repealed or adopted by the Stockholders or by a majority of the entire Board of Directors, but any Bylaw adopted by the Board of Directors may be amended or repealed by the Stockholders.